Exhibit 4.3

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.

as Company

TO

THE BANK OF NEW YORK MELLON
as Trustee, Transfer Agent, Contingent Convertible Security Registrar and Paying Agent

INDENTURE

CONTINGENT CONVERTIBLE SECURITIES

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Contingent Convertible Securities Indenture, dated as of                             , 2016.

Trust Indenture Act Section		Contingent Convertible Securities Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	6.14
	(a)(4)	6.12
	(b)	6.08, 6.09
§311	(a)	6.13
	(b)	6.13
	(b)(2)	7.03(a), 7.03(c)
§312	(a)	7.01, 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a), 7.03(b)
	(b)	7.03(a)
	(c)	1.06, 7.03(a), 7.03(b)
	(d)	7.03(c)
§314	(a)	7.04, 9.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01
	(b)	6.04, 7.03(a)
	(c)	Not Applicable
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.12
§316	(a)(1)(A)	5.11
	(a)(1)(B)	Not Applicable
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.07
	(c)	1.04
§317	(a)(1)	Not Applicable
	(a)(2)	5.03
	(b)	9.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Contingent Convertible Securities Indenture.

i

Article 5
Remedies

ii

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CONTINGENT CONVERTIBLE SECURITIES INDENTURE, dated as of , between GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. de C.V., a publicly traded variable corporation (sociedad anónima bursátil de capital variable) incorporated in accordance with the laws of the United Mexican States (the “Company”) and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York as trustee (together with its successors hereunder, the “Trustee”), transfer agent (in such capacity, together with its successors hereunder, the “Transfer Agent”), contingent convertible security registrar (in such capacity, together with its successors hereunder, the “Contingent Convertible Security Registrar”) and as paying agent (in such capacity, together with its successors hereunder, the “Paying Agent”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Contingent Convertible Securities Indenture to provide for the issuance from time to time of its Contingent Convertible Securities (herein called the “Contingent Convertible Securities”), to be issued in one series only, represented by one or more Global Securities in registered form without coupons for payments attached, or represented by definitive Contingent Convertible Securities in registered form without coupons for payments attached, the amount and terms of such series to be determined as hereinafter provided; and

WHEREAS, all things necessary to make this Contingent Convertible Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, THIS CONTINGENT CONVERTIBLE SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Contingent Convertible Securities by the Holders thereof, the Company and the Trustee mutually covenant to and agree for the equal and proportionate benefit of all Holders of Contingent Convertible Securities as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Contingent Convertible Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean the accounting principles and regulations prescribed by the CNBV for banks in Mexico, as amended from time to time, at the date of such computation and as applied by the Company;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Contingent Convertible Securities Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) unless the context requires, any reference to an “Article” or a “Section” refers to an Article or Section of this Contingent Convertible Securities Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” has the meaning set forth in Section 3.12.

“Additional Tier 1 Capital (capital básico no fundamental)” means the amount of the non-core capital of Tier 1 Capital (capital básico), as such term is determined based on the Mexican Capitalization Requirements, also known as non-fundamental basic capital (capital básico no fundamental), as such determination may be amended from time to time.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means a member of, or participant in, any Depositary.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Contingent Convertible Securities. Initially, the Trustee shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in Mexico, will be the Reforma, if practicable, and which, in the United States, will be the Wall Street Journal, if practicable, and which, in the country in which the Contingent Convertible Securities are listed, if any, will be any such publication in the jurisdiction where such stock exchange is located, and if it shall be impracticable in the opinion of the Company or the Trustee, as applicable to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Company or the Trustee, as applicable, which may include publication or other notice to members through DTC and INDEVAL.

The “Bank” means Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, the Company’s licensed banking subsidiary.

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company to have been duly adopted by the Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to the series of Contingent Convertible Securities.

A “Capital Event” shall occur if, in the Company’s reasonable determination, that, as a result of (a) the occurrence of any amendment to or change in the laws or any regulations thereunder of Mexico or (b) any official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the issue date of the series of Contingent Convertible Securities, there is more than an insubstantial risk that the Bank will not be entitled to treat any such Contingent Convertible Securities as Tier 1 Capital (capital básico), or the then-equivalent of Tier 1 Capital (capital básico) for purposes of the Mexican Capitalization Requirements, as then in effect and applicable to the Bank.

“Capital Supplement” means the Countercyclical Capital Supplement and the D-SIBs Capital Supplement, together with any other additional capital conservation or loss absorbency capital requirement to be constituted by the banks pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“Clearstream” means Clearstream Banking, société anonyme, or its nominee or its or their successor.

“CNBV” means the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) or any successor thereof.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Contingent Convertible Securities Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Contingent Convertible Securities Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Executive Officer and delivered to the Trustee.

“Contingent Convertible Securities” has the meaning set forth in the recitals of the Company herein and more particularly means the series of Contingent Convertible Securities issued, authenticated and delivered under this Contingent Convertible Securities Indenture.

“Contingent Convertible Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of the series of Contingent Convertible Securities established pursuant to Section 3.01.

“Contingent Convertible Security” means one of the Contingent Convertible Securities.

“Contingent Convertible Security Register” and “Contingent Convertible Security Registrar” have the respective meanings specified in Section 3.05.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon is currently located at 101 Barclay Street, Floor 7-E, New York, NY 10286 (Attention: International Corporate Trust, Facsimile: (212) 815-5366).

The term “corporation” includes corporations, associations, companies and business trusts.

“Countercyclical Capital Supplement” means any applicable additional countercyclical amount of capital that may be required from banks, as determined by the CNBV pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“D-SIB” means any domestic systemically important bank, as determined by the CNBV annually pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“D-SIBs Capital Supplement” means the additional loss absorbency capital to be constituted by D-SIBs to reflect the greater risk that they pose to the domestic financial system, as determined by the CNBV pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“Depositary” means, with respect to Contingent Convertible Securities of the series issuable or issued in whole or in part in the form of one or more Global Securities in registered form, a clearing agency that is designated to act as depositary for such Global Securities as contemplated by Section 3.05(a).

“Dollar” or “$” or any similar reference means the coin or currency of the United States which as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“Enforcement Event” has the meaning specified in Section 5.01.

“Euroclear” means the Euroclear Bank S.A./N.V. as operator of the Euroclear system, or its nominee or its or their successor.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to the Company, the chairman of the Board of Directors, the president or chief executive officer, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

“Foreign Currency” means the Mexican peso or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Contingent Convertible Securities of the series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, pesos shall be deemed to have been issued by each participating member state from time to time.

“Fundamental Capital (capital fundamental)” means capital fundamental, as calculated pursuant to the applicable Mexican Capitalization Requirements.

“Global Security” means a global certificate evidencing all or part of the series of Contingent Convertible Securities, authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means Grupo Financiero Santander México, S.A.B. de C.V., together with its consolidated subsidiaries.

“Holder” means a Person in whose name a Contingent Convertible Security in global or definitive form is registered in the Contingent Convertible Security Register.

“INDEVAL” means S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

“Interest Payment Date”, when used with respect to any Contingent Convertible Security, means the Stated Maturity, if any, of any installment of interest on such Contingent Convertible Security.

“Liquidation Event” shall have the meaning specified in a supplemental indenture with respect to the series of Contingent Convertible Securities.

“Maturity”, when used with respect to any Contingent Convertible Security, means the date, if any, on which the principal of such Contingent Convertible Security becomes due and payable as therein or herein provided, whether by call for redemption, winding-up of the Company or otherwise.

“Mexican Banking Law” means the Ley de Instituciones de Crédito of Mexico, as replaced or amended, or any successor thereof.

“Mexican Bankruptcy Law” means the Ley de Concursos Mercantiles, as replaced or amended, or any successor thereof.

“Mexican Capitalization Requirements” means the capitalization requirements for commercial banks set forth under the Mexican Banking Law and the general rules applicable to Mexican banks, as such laws and regulations may be amended or superseded.

“Mexican Financial Groups Law” means the Ley para Regular las Agrupaciones Financieras, as replaced or amended, or any successor thereof.

“Mexican Securities Market Law” means the Ley del Mercado de Valores, as replaced or amended, or any successor thereof.

“Mexico” means the United Mexican States.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by an Executive Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or legal advisors for the Company or other legal advisors reasonably acceptable to the Trustee.

“Ordinary Shares” means the Company’s Series B and Series F shares, collectively.

“Original Issue Discount Security” means any Contingent Convertible Security that provides for an amount less than the principal amount to be due and payable upon a declaration of the Maturity thereof.

“Outstanding”, when used with respect to Contingent Convertible Securities or the series of Contingent Convertible Securities means (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Contingent Convertible Securities or all Contingent Convertible Securities of such series, as the case may be, theretofore authenticated and delivered under this Contingent Convertible Securities Indenture, except

(i) Contingent Convertible Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Contingent Convertible Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Contingent Convertible Securities; provided that, if such Contingent Convertible Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Contingent Convertible Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Contingent Convertible Securities which have been paid pursuant to Section 10.06 or in exchange for or in lieu of which other Contingent Convertible Securities or Ordinary Shares delivered pursuant to this Contingent Convertible Securities Indenture, other than any such Contingent Convertible Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Contingent Convertible Securities are held by a bona fide purchaser in whose hands such Contingent Convertible Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Contingent Convertible Securities of the series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Contingent Convertible Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Contingent Convertible Security, of the principal amount of such Contingent Convertible Security; and (ii) Contingent Convertible Securities beneficially owned by the Company or any other obligor upon the Contingent Convertible Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Contingent Convertible Securities for which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Contingent Convertible Securities are so beneficially owned shall be so disregarded;

provided, further, however, that Contingent Convertible Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Contingent Convertible Securities and that the pledgee is not the Company or any other obligor upon the Contingent Convertible Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Contingent Convertible Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

“pesos” means Mexican pesos, the legal currency in Mexico.

“Place of Payment”, when used with respect to the Contingent Convertible Securities of the series, means the place or places where the principal of and interest, if any, on the Contingent Convertible Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 9.02.

“Predecessor Security” of any particular Contingent Convertible Security means every previous Contingent Convertible Security evidencing all or a portion of the same debt as that evidenced by such particular Contingent Convertible Security; and, for the purposes of this definition, any Contingent Convertible Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Contingent Convertible Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Contingent Convertible Security.

“Redemption Date”, when used with respect to any Contingent Convertible Security to be redeemed, means the date fixed for such redemption as specified in accordance with Section 3.01.

“Redemption Price”, when used with respect to any Contingent Convertible Security to be redeemed, means the price at which it is to be redeemed as specified in accordance with Section 3.01.

“Regular Record Date” for the interest payable on any Interest Payment Date on registered Contingent Convertible Securities of the series means the date specified for the purpose pursuant to Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to or working in the Corporate Trust Department of the Trustee or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Contingent Convertible Securities Indenture.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of a Liquidation Event or otherwise) to the claims of unsubordinated creditors of the Company but not further or otherwise, or (iii) who are subordinated creditors of the Company (whether as aforesaid or otherwise), other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders of the series of the Contingent Convertible Securities and/or pari passu with or junior to any claims ranking pari passu with the claims of holders of the series of the Contingent Convertible Securities, in each case, in a Liquidation Event and (iv) any other creditors identified as Senior Creditors with respect to Contingent Convertible Securities of such series pursuant to Section 3.01.

“Stated Maturity”, when used with respect to any Contingent Convertible Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Contingent Convertible Security as the fixed date on which the principal or interest (as the case may be) of such Contingent Convertible Security is due and payable.

“Tier 1 Capital (capital básico)” means the basic capital (capital básico) of the Total Net Capital (capital neto), as such term is determined based on the Mexican Capitalization Requirements, as such determination may be amended from time to time, which is comprised of Fundamental Capital (capital fundamental) and Additional Tier 1 Capital (capital básico no fundamental).

“Tier 2 Capital (capital complementario)” means the additional capital (capital complementario) of the Total Net Capital (capital neto), as such term is determined based on the Mexican Capitalization Requirements, as such determination may be amended from time to time.

“Total Net Capital (capital neto)” means capital neto, as such term is determined based on the Mexican Banking Law and the Mexican Capitalization Requirements, also known as Tier 1 Capital (capital básico) plus Tier 2 Capital (capital complementario), as such determination may be amended from time to time.

“Transfer Agent” means the Person named as the “Transfer Agent” in the first paragraph of this instrument until a successor transfer agent shall have become such pursuant to the applicable provisions of this Contingent Convertible Securities Indenture, and thereafter “Transfer Agent” shall mean the Person who is then the Transfer Agent hereunder, and if at any time there is more than one such Person, “Transfer Agent” shall mean and include each such Person; and “Transfer Agent” as used with respect to the Contingent Convertible Securities of the series shall mean the Transfer Agent with respect to the Contingent Convertible Securities of such series.

“Trust Indenture Act” or the “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 8.06.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Contingent Convertible Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Contingent Convertible Securities of the series shall mean the Trustee with respect to the Contingent Convertible Securities of such series.

“Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, located at the Corporate Trust Office, including any director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, who shall have direct responsibility over the administration of this Contingent Convertible Securities Indenture, and for the purposes of Section 6.01(a) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“United States” and “U.S.” mean the United States of America and its territories and possessions.

“U.S. Government Obligations” means non-callable (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), which may include the Trustee, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Contingent Convertible Securities Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Contingent Convertible Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Contingent Convertible Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Contingent Convertible Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Contingent Convertible Securities Indenture shall include

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Contingent Convertible Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Contingent Convertible Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Contingent Convertible Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b) The ownership of Contingent Convertible Securities shall be proved by the Contingent Convertible Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Contingent Convertible Security shall bind every future Holder of the same Contingent Convertible Security and the Holder of every Contingent Convertible Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Contingent Convertible Security or such other Contingent Convertible Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Contingent Convertible Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Contingent Convertible Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Contingent Convertible Securities Indenture not later than six months after the record date.

Section 1.05. Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Contingent Convertible Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile) in the English language to the Trustee at its Corporate Trust Office with a copy to The Bank of New York Mellon, International Corporate Trust, 101 Barclay Street, Floor 7-East, New York, NY 10286, Facsimile: (212) 815-5366;

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, in the case of the Company, first-class postage prepaid, addressed to it at the address of its principal executive offices at Av. Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, Delegación Álvaro Obregón 01219, Mexico City, marked “Attention: Chief Financial Officer/General Counsel”.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Contingent Convertible Securities Indenture sent by unsecured email, portable document format (PDF), facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons; which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. When this Contingent Convertible Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in writing and mailed, first-class postage prepaid, to each Holder of a Contingent Convertible Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a).

For so long as the Contingent Convertible Securities of the series are represented by Global Securities, the Company shall deliver a copy of all notices with respect to such series to the Holder through the Depositary, in accordance with its applicable procedures from time to time. Moreover, until such time as any definitive securities are issued, there may, so long as any Global Securities representing the Contingent Convertible Securities are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the Holders of the Contingent Convertible Securities, in accordance with DTC’s applicable procedures and the procedures of its indirect participants. Otherwise, notices to the Holders shall be provided to the addresses that appear on the Contingent Convertible Security Register.

Neither the failure to give any such notice, nor any defect in any notice so given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Contingent Convertible Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If the Contingent Convertible Securities are listed on a stock exchange and the rules of such stock exchange so require, all notices to Holders shall be published in an Authorized Newspaper in the jurisdiction where such stock exchange is located.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Contingent Convertible Securities Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Contingent Convertible Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Contingent Convertible Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 8.02 to change or eliminate (in whole or in part) such provision or limitation of this Contingent Convertible Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 8) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Contingent Convertible Securities Indenture was executed may be so changed or eliminated.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Contingent Convertible Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Contingent Convertible Securities Indenture or in the Contingent Convertible Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Contingent Convertible Securities Indenture. Nothing in this Contingent Convertible Securities Indenture or in the Contingent Convertible Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the

Holders of Contingent Convertible Securities, any benefit or any legal or equitable right, remedy or claim under this Contingent Convertible Securities Indenture.

Section 1.12. Currency Indemnity.

(a) Unless otherwise specified pursuant to Section 3.01, U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Contingent Convertible Securities or this Contingent Convertible Securities Indenture, including damages. To the fullest extent permitted under applicable law, any amount received or recovered pursuant to a judgment or order made by a court of any jurisdiction for the payment of any amount in respect of this Indenture or any Contingent Convertible Securities in currency other than U.S. Legal Tender in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of such amounts due under the Contingent Convertible Securities and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Contingent Convertible Securities or this Contingent Convertible Securities Indenture, the Company shall, to the greatest extent permitted under applicable law, indemnify and hold harmless the recipient against any deficiency sustained by it arising from any variation in rates of exchange between the date as of which that U.S. Legal Tender amount is notionally converted into the judgment currency for purposes of the judgment or order and the date of actual payment. For the purposes of this Section 1.12, it shall be sufficient for the recipient of a Contingent Convertible Security to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Company contained in this Section 1.12, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Contingent Convertible Securities Indenture and the Contingent Convertible Securities; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any indulgence granted by any Holder of the Contingent Convertible Securities or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment or order for a liquidated sum or sums in respect of any amounts due under the Contingent Convertible Securities or this Contingent Convertible Securities Indenture or any other judgment or order.

Section 1.13. Governing Law. This Contingent Convertible Securities Indenture and the Contingent Convertible Securities shall be governed by, and construed in accordance with, the law of the State of New York. Whether certain trigger events with respect to the series of Contingent Convertible Securities as specified in a supplemental indenture have occurred is based upon applicable Mexican law or a determination by the applicable Mexican regulator in accordance with Mexican law (as amended from time to time). Whether events permitting a redemption of the series of Contingent Convertible Securities, as may be specified in a supplemental indenture, have occurred shall be governed by and construed in accordance with Mexican law. Whether a Capital Event has occurred shall be determined by the Company, in accordance with Mexican law (as amended from time to time). The ranking and subordination of the series of Contingent Convertible Securities shall be governed by, and construed in accordance with, Mexican law (as amended from time to time). The parties hereto and each Holder of a Note by its acceptance thereby, each hereby waives any rights it may have under the law of the State of New York not to give effect to any such determination to the fullest extent permitted by applicable law. Any proceedings in respect of the Company’s concurso mercantil or bankruptcy shall be conducted in accordance with the Mexican Bankruptcy Law and Chapter II of Title Seven of the Mexican Financial Groups Law, and any merger or consolidation of the Company shall be subject to applicable approvals under the Mexican Financial Groups Law and any other applicable Mexican laws, as replaced or amended from time to time or any successor thereof.

Section 1.14. Submission to Jurisdiction; Waiver of Immunities.

(a) Each of the parties hereto hereby consents to the jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York, each in the Borough of Manhattan, and agrees that all disputes under this Contingent Convertible Securities Indenture may be submitted to the jurisdiction of such courts. Each party hereto irrevocably consents to and waives to the fullest extent permitted by law any objection that it may have to the laying of venue of any suit, action or proceeding against it or its properties, assets and revenues with respect to the Contingent Convertible Securities Indenture or any such suit, action or proceeding in any such court and any right to which it may be entitled by virtue of its present or future domicile or for any other reason.

(b) To the extent that the Company or any of its revenues, assets or properties shall be entitled to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process remedy, it irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

Section 1.15. Saturdays, Sundays and Legal Holidays. The terms of the Contingent Convertible Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of a Contingent Convertible Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Contingent Convertible Securities Indenture or the Contingent Convertible Securities other than a provision in the Contingent Convertible Securities that specifically states that such provision shall apply in lieu of this Section)

payments of interest, if any, or principal and the exchange of the Contingent Convertible Security need not be made on such date, but may be made on the next succeeding Business Day (or such other Business Day as shall be provided in such Contingent Convertible Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.16. Appointment of Agent for Service. The Company has designated and appointed Banco Santander, S.A., New York Branch (“Banco Santander NY”), with an address at 45 East 53rd Street, New York, NY 10022, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York, arising out of or relating to the Contingent Convertible Securities or this Contingent Convertible Securities Indenture, but for that purpose only, and agrees that service of process upon said Banco Santander NY shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Contingent Convertible Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Banco Santander NY in full force and effect so long as any of the Contingent Convertible Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.17. Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to the series of Contingent Convertible Securities, any determination of the interest rate on, or other amounts in relation to, such series of Contingent Convertible Securities in accordance with the terms of such series of Contingent Convertible Securities by such Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Trustee and all Holders, and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTINGENT CONVERTIBLE SECURITIES INDENTURE, THE CONTINGENT CONVERTIBLE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Article 2
Contingent Convertible Security Forms

Section 2.01. Forms Generally. The Contingent Convertible Securities of the series shall be issuable as registered securities without coupons and in such forms as shall be established by or pursuant to a Board Resolution, or an Officer’s Certificate, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Contingent Convertible Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Contingent Convertible Securities, all as evidenced by any such execution; provided, however, that such Contingent Convertible Securities shall have endorsed thereon a statement in the following form or in substantially the following form:

“The rights of the holder of the Contingent Convertible Security are, to the extent and in the manner set forth in Section [ ] of the indenture supplemental to the Contingent Convertible Securities Indenture establishing the terms of this Contingent Convertible Security, subordinated to the claims of other creditors of the Company, and this Contingent Convertible Security is issued subject to the provisions of that Section [ ], and the holder of this Contingent Convertible Security, by accepting the same, agrees to and shall be bound by such provisions. Such provisions and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Mexico.”

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.15.

The definitive Contingent Convertible Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Contingent Convertible Securities may be listed, all as determined by the officers executing such Contingent Convertible Securities, as evidenced by their execution thereof.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Securities Indenture.

Dated:
THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Article 3
The Contingent Convertible Securities

Section 3.01. Amount Unlimited, Issuable in Series. The aggregate principal amount of Contingent Convertible Securities that may be authenticated and delivered under this Contingent Convertible Securities Indenture is unlimited. The Contingent Convertible Securities may be issued in one series only. No series of Contingent Convertible Securities may be issued, at any time, unless the Company has obtained prior authorization from Banco de México to issue the series. This Contingent Convertible Securities Indenture is not intended to be, and shall not be construed to be, a basis of a program for ongoing issuances of Contingent Convertible Securities.

There shall be established by or pursuant to a Board Resolution, an Officer’s Certificate or established in one or more indentures supplemental hereto, prior to the initial issuance of the series of Contingent Convertible Securities hereunder,

(a) the title of the Contingent Convertible Securities of the series (which shall distinguish the Contingent Convertible Securities of the series from all other Contingent Convertible Securities);

(b) any limit upon the aggregate principal amount of the Contingent Convertible Securities of the series that may be authenticated and delivered under this Contingent Convertible Securities Indenture (except for Contingent Convertible Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Contingent Convertible Securities of the series pursuant to Section 3.04, 3.05, 3.06, 8.07 or 10.08 and except for any Contingent Convertible Securities, which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the date or dates, if any, on which the principal of the Contingent Convertible Securities of the series is payable, including any applicable Stated Maturity, if any, or Maturity, if any, or whether the Contingent Convertible Securities of the series are perpetual securities with no scheduled Stated Maturity with respect to the payment of principal of, the Contingent Convertible Securities of the series;

(d) whether or not such series of Contingent Convertible Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which Contingent Convertible Securities of the series may be redeemed;

(e) the rate or rates, if any, at which the Contingent Convertible Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, if any or the manner of determination of such Interest Payment Dates and the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(f) under what conditions, if any, a successor corporation may be substituted as the issuer of the Contingent Convertible Securities of the series;

(g) the terms applicable to deferral or cancellation of payments of principal or interest, if any, including payments deferred or canceled at the Company’s sole discretion and whether payments of principal or interest, if any, are subject to any solvency, financial or capital ratio conditions of the Company or the Group such that the payment of interest is prohibited;

(h) provisions, if any, for the discharge and defeasance of Contingent Convertible Securities of the series;

(i) the place or places where the principal of and any interest on Contingent Convertible Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of and interest on Contingent Convertible Securities of such series, at least one of such Paying Agents having offices or agencies in the Borough of Manhattan, The City of New York;

(j) the applicability of Article 10 of this Contingent Convertible Securities Indenture to the Contingent Convertible Securities of such series, and the terms of any mandatory or optional redemption, repayment or repurchase of the Contingent Convertible Securities of the series (including for a change in the treatment of the Contingent Convertible Securities for tax or regulatory purposes) and the period or periods within which, the terms and conditions upon which and the price or prices at which the Contingent Convertible Securities of the series may be redeemed, repaid or repurchased, in whole or in part;

(k) if other than denominations of $1,000 and any multiple thereof, the denominations in which Contingent Convertible Securities of the series in each applicable form shall be issuable and any provisions relating to redenomination of any Contingent Convertible Securities;

(l) any conditions on the Company repurchasing the Contingent Convertible Securities of the series;

(m) the terms and conditions, if any, under which the Company may elect to substitute or vary the terms of the Contingent Convertible Securities of the series;

(n) whether the Contingent Convertible Securities of the series shall be listed on a securities exchange;

(o) the inclusion of any Enforcement Events or other remedies or events permitting remedies that apply with respect to Contingent Convertible Securities of the series together with any deletions from, limitations or modifications of or additions to any of the provisions as set forth pursuant to Article 5 of this Contingent Convertible Securities Indenture;

(p) if other than the full principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Contingent Convertible Securities of the series which shall be payable upon redemption of Contingent Convertible Securities of the series that are redeemable before their Stated Maturity, if any, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.03;

(q) if additional interest shall not be payable, or any modifications to the conditions under which additional interest is payable;

(r) whether any Additional Notes shall be issuable;

(s) the terms, if any, on which the Contingent Convertible Securities of the series may or shall be convertible into or exchangeable for Ordinary Shares and whether such conversion or exchange shall occur following the occurrence of certain trigger events (which may include, but shall not be limited to, certain regulatory capital events) and if so the terms, if applicable, of the Ordinary Shares into which such Contingent Convertible Securities are convertible or exchangeable and any additional or other provisions relating to such conversion or exchange, including the terms upon which such conversion should occur and any specific terms relating to the adjustment thereof and the period during which such Contingent Convertible Securities may or shall be so converted;

(t) if other than Dollars, provisions, if any, for the Contingent Convertible Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the Place of Payment and the manner of payment thereon and any other terms with respect thereto;

(u) if other than the coin or currency in which the Contingent Convertible Securities of that series are denominated, the coin or currency in which payment of the principal of or interest, if any, on the Contingent Convertible Securities of such series shall be payable;

(v) if the principal of or interest, if any, on the Contingent Convertible Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Contingent Convertible Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(w) the respective rights and obligations, if any, of the Company and Holders of the Contingent Convertible Securities following a change of control of the Company, including, if applicable, the terms and conditions under which the Company could be required to redeem or make an offer to purchase Contingent Convertible Securities of the series;

(x) whether the Contingent Convertible Securities of the series shall be issued, in whole or in part, in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Contingent Convertible Securities;

(y) if the Contingent Convertible Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Contingent Convertible Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(z) if the amounts of payments of principal of or interest, if any, on the Contingent Convertible Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(aa) the ranking and subordination terms with respect to the Contingent Convertible Securities of the series relative to the debt and equity issued by the Company, including to what extent the Contingent Convertible Securities of the series may rank junior in right of payment to other of the Company’s obligations or in any other manner;

(bb) the forms of Contingent Convertible Securities of the series;

(cc) any restrictions applicable to the offer, sale and delivery of the Contingent Convertible Securities of the series; and

(dd) any other terms of the series (which terms shall not be inconsistent with the provisions of this Contingent Convertible Securities Indenture, except as permitted by Section 8.02(d)).

All Contingent Convertible Securities of the series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such action or in any such supplemental indenture.

If the forms of Contingent Convertible Securities of the series, or any of the terms thereof, are established by a shareholders’ meeting or the Board of Directors of the Company, copies of such shareholders’ resolutions or Board Resolutions in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Contingent Convertible Securities.

Section 3.02. Denominations. The Contingent Convertible Securities of the series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to Contingent Convertible Securities of the series, the Contingent Convertible Securities of the series shall be issuable in denominations of $1,000 each and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating. The Contingent Convertible Securities shall be executed on behalf of the Company by any Executive Officer. The signature of any Executive Officer on the Contingent Convertible Securities may be manual or facsimile. Contingent Convertible Securities bearing the manual or facsimile signatures of individuals who were at any time an Executive Officer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Contingent Convertible Securities.

At any time and from time to time after the execution and delivery of this Contingent Convertible Securities Indenture, the Company may deliver Contingent Convertible Securities of the series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Contingent Convertible Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Contingent Convertible Securities. In authenticating such Contingent Convertible Securities and accepting the additional responsibilities under this Contingent Convertible Securities Indenture in relation to such Contingent Convertible Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Contingent Convertible Securities Indenture, that all conditions precedent have been satisfied, and that such Contingent Convertible Securities are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

The Trustee shall not be required to authenticate such Contingent Convertible Securities if the issue of such Contingent Convertible Securities pursuant to this Contingent Convertible Securities Indenture shall affect the Trustee’s own rights, duties or immunities under the Contingent Convertible Securities and this Contingent Convertible Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Contingent Convertible Security shall be dated the date of its authentication.

No Contingent Convertible Security appertaining thereto shall be entitled to any benefit under this Contingent Convertible Securities Indenture or be valid or obligatory for any purpose unless there appears on such Contingent Convertible Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Contingent Convertible Security shall be conclusive evidence, and the only evidence, that such Contingent Convertible Security has been duly authenticated and delivered hereunder and that such Contingent Convertible Security is entitled to the benefits of this Contingent Convertible Securities Indenture. Notwithstanding the foregoing, if any Contingent Convertible Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Contingent Convertible Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Contingent Convertible Securities Indenture, such Contingent Convertible Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Contingent Convertible Securities Indenture.

Section 3.04. Temporary Contingent Convertible Securities. Pending the preparation of definitive Contingent Convertible Securities of the series, the Company may execute, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Contingent Convertible Securities substantially of the tenor of the definitive Contingent Convertible Securities in lieu of which they are issued, which Contingent Convertible Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Contingent Convertible Securities shall be issuable as registered Contingent Convertible Securities without coupons attached in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Contingent Convertible Securities may determine, all as evidenced by such execution.

If temporary Contingent Convertible Securities of the series are issued, the Company shall cause, if so required by the terms of such temporary Contingent Convertible Securities, definitive Contingent Convertible Securities of such series to be prepared without unreasonable delay.

After the preparation of definitive Contingent Convertible Securities of such series, the temporary Contingent Convertible Securities of such series shall be exchangeable for definitive Contingent Convertible Securities of such series containing identical terms and provisions upon surrender of the temporary Contingent Convertible Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Contingent Convertible Securities of the series, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Contingent Convertible Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Contingent Convertible Securities of the series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Contingent Convertible Securities Indenture as definitive Contingent Convertible Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange.

(a) Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified as contemplated by Section 3.01 hereof, the Contingent Convertible Securities shall be initially issued and represented by one or more Global Securities in registered form, without coupons attached thereto, which shall be authenticated as contemplated by this Contingent Convertible Securities Indenture.

Each Global Security in registered form authenticated under this Contingent Convertible Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Contingent Convertible Security for all purposes of this Contingent Convertible Securities Indenture. Except as otherwise specified as contemplated by Section 3.01 hereof, each Global Security in registered form authenticated under this Indenture shall be initially registered in the name of DTC only.

With respect to Global Securities in registered form, unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Contingent Convertible Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Trustee that it is unwilling or unable to continue to act as Depositary and a successor depositary is not appointed by the Trustee within 120 days of such notification, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Contingent Convertible Securities when due and payable or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of the series should be exchanged for definitive Contingent Convertible Securities of that series in registered form. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Contingent Convertible Securities in registered form bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Contingent Convertible Securities in registered form shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Contingent Convertible Securities issuable in authorized denominations of a like aggregate principal amount and tenor.

No Global Security in registered form may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Contingent Convertible Securities in definitive form and shall not be considered the holders thereof for any purpose under this Contingent Convertible Securities Indenture.

In the event that a Global Security is surrendered for redemption in part pursuant to Section 10.08, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

The Agent Members and any other beneficial owners shall have no rights under this Contingent Convertible Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or (ii) impair, as between any such Holder or other clearance service and its Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Contingent Convertible Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Contingent Convertible Securities of another authorized form, as provided in this Section 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Contingent Convertible Securities in aggregate principal amount equal to the principal amount of such Global Security or the portion to be exchanged, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Contingent Convertible Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Contingent Convertible Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Contingent Convertible Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Contingent Convertible Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest shall not be payable on such Interest Payment Date in respect of such definitive Contingent Convertible Security, but shall be payable on such Interest Payment Date only to the person to whom payments of interest in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Contingent Convertible Securities Indenture with respect to the Contingent Convertible Securities.

(b) Except as otherwise specified pursuant to Section 3.01, Contingent Convertible Securities of the series may only be exchanged for a like aggregate principal amount of registered Contingent Convertible Securities of such series of other authorized denominations containing identical terms and provisions. Contingent Convertible Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 9.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Contingent Convertible Security or Contingent Convertible Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Contingent Convertible Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of registered Contingent Convertible Securities and of transfers of such Contingent Convertible Securities. The Trustee is hereby appointed “Contingent Convertible Security Registrar” for the purpose of registering Contingent Convertible Securities in registered form and transfers of Contingent Convertible Securities in registered form as herein provided.

Registered Contingent Convertible Securities shall be transferable only on the Contingent Convertible Security Register. Upon surrender for registration of transfer of any Contingent Convertible Security of the series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 9.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Contingent Convertible Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount. If only part of a Contingent Convertible Security is transferred, a new registered Contingent Convertible Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 9.02 received the Contingent Convertible Security. The registered new Contingent Convertible Security shall be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Contingent Convertible Security Register.

All Contingent Convertible Securities issued upon any registration of transfer or exchange of Contingent Convertible Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Contingent Convertible Securities Indenture, as the Contingent Convertible Securities surrendered upon such registration of transfer or exchange.

Every registered Contingent Convertible Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Contingent Convertible Security Registrar duly executed, by the registered Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Contingent Convertible Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Contingent Convertible Securities, other than exchanges pursuant to Section 3.04, 8.06 or 10.08 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Contingent Convertible Security of the series during a period beginning at the opening of business fifteen (15) days before the day of the giving of a notice of redemption of Contingent Convertible Securities of such series selected for redemption under Section 10.04 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange of any Contingent Convertible Security so selected for redemption in whole or in part, except the unredeemed portion of any Contingent Convertible Securities being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Contingent Convertible Securities. If any mutilated Contingent Convertible Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Contingent Convertible Security, authenticate and deliver in exchange therefor a new Contingent Convertible Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Contingent Convertible Security (including any Global Security) and (ii) such security or indemnity as may be required and deemed sufficient, by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Contingent Convertible Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Contingent Convertible Security a new Contingent Convertible Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Contingent Convertible Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Contingent Convertible Security, pay such Contingent Convertible Security.

Upon the issuance of any new Contingent Convertible Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Contingent Convertible Security of the series issued pursuant to this Section in exchange for any mutilated Contingent Convertible Security or in lieu of any destroyed, lost or stolen Contingent Convertible Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Contingent Convertible Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Contingent Convertible Securities Indenture equally and proportionately with any and all other Contingent Convertible Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Securities.

Section 3.07. Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to the series of Contingent Convertible Securities, interest, if any, on any Contingent Convertible Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid in the case of registered Contingent Convertible Securities, to the Person in whose name that Contingent Convertible Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, or in the case of Global Securities held by any Holder, to the Holder (including through a Paying Agent of the Company designated pursuant to Section 3.01 outside Mexico for collection by the Holder) at the close of business on the Regular Record Date for such interest.

In the case of Contingent Convertible Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York shall be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York. In the case of Contingent Convertible Securities where payment is to be made in a Foreign Currency, payment shall be made as established pursuant to Section 3.01.

The Trustee is hereby appointed as Paying Agent. The Company shall procure that there will be at all times a Paying Agent. The Company may change the Paying Agent without prior notice to the Holders and beneficial owners of any Contingent Convertible Securities, and the Company may act as Paying Agent. The Company may appoint additional or successor agents (each, an “Agent”). The Company may terminate the appointment of any Agent at any time. In the event of such termination or any Agent being unable or unwilling to continue to act as Agent in the relevant capacity, the Company shall appoint another bank of international standing as Agent, in the relevant capacity. Any appointment or termination pursuant to this provision shall be published without undue delay in accordance with the provisions herein.

Subject to the foregoing provisions of this Section, and except as otherwise provided as contemplated by Section 3.01 with respect to the series of Contingent Convertible Securities, each Contingent Convertible Security delivered under this Contingent Convertible Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Contingent Convertible Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Contingent Convertible Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Contingent Convertible Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Contingent Convertible Security is registered as the owner of such Contingent Convertible Security for the purpose of receiving payment of principal of and (subject to Section 3.05 and Section 3.07) interest, if any, on such Contingent Convertible Security and for all other purposes whatsoever, whether or not such Contingent Convertible Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.09. Cancellation. All Contingent Convertible Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Contingent Convertible Securities previously authenticated and delivered hereunder and all Contingent Convertible Securities so delivered shall be promptly canceled by the Trustee. No Contingent Convertible Securities shall be authenticated in lieu of or in exchange for any Contingent Convertible Securities canceled as provided in this Section, except as expressly permitted by the provisions of the Contingent Convertible Securities of the series or pursuant to the provisions of this Contingent Convertible Securities Indenture. The Trustee shall deliver to the Company all canceled Contingent Convertible Securities held by the Trustee.

Section 3.10. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Securities of the series, payments of interest on the Contingent Convertible Securities of the series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers. The Company in issuing the series of the Contingent Convertible Securities may use “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, the Trustee shall use “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Contingent Convertible Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Contingent Convertible Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers or successor numbers.

Section 3.12. Additional Contingent Convertible Securities. Except as otherwise specified pursuant to Section 3.01, the Company may, from time to time, without the consent of the Holders of the Contingent Convertible Securities of the series, but subject to the approval of Banco de México, issue additional Contingent Convertible Securities, having the same ranking and same interest rate, Maturity, if any, Stated Maturity, if any, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as such series of Contingent Convertible Securities (the “Additional Notes”). Any such Additional Notes shall rank equally and ratably with such series of Contingent Convertible Securities in all respects and shall constitute, together with the previously issued Contingent Convertible Securities of such series, a single series of Contingent Convertible Securities under this Contingent Convertible Securities Indenture.

Section 3.13. Correction of Minor Defects in or Amendment of Contingent Convertible Securities. If, subject always to Section 8.08, after issuance of any Contingent Convertible Security (including any Global Security), (i) the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Contingent Convertible Security or Global Security, as the case may be, or, (ii) with respect to any Contingent Convertible Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee agree to amend such Contingent Convertible Security as contemplated by Section 8.02(a), the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Contingent Convertible Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto; provided, however, that such amendment is not materially adverse to Holders of any Outstanding Contingent Convertible Securities.

Section 3.14. General Rules Applicable to Mexican Banks and Their Application to the Bank. Below is a summary description of the general rules applicable to Mexican banks and their application to the Bank.

(a) Article 121 of the Mexican Banking Law provides that, in the exercise of its supervisory duties, the CNBV, through general regulations issued thereby, will classify banking institutions based on their compliance with the provisions of the Mexican Capitalization Requirements, which may take into account capital ratios that reflect the degree of stability and solvency of a Mexican bank.

(b) Article 122 of the Mexican Banking Law provides that if a Mexican bank does not comply with the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements, such bank must implement the corrective measures ordered by the CNBV, which may include

(i) informing the bank’s board of directors of its classification, based on the capital ratios thereof, and submitting a detailed report containing an evaluation of the bank’s overall financial status and its level of compliance with applicable regulations; the bank shall provide written notice to the chief executive officer and the chairman of the board of directors of the bank’s holding company (sociedad controladora del grupo financiero), which, with regard to the Bank, is the Company, with respect to such events and the status thereof;

(ii) within a period not to exceed seven (7) calendar days, filing with the CNBV, for its approval, a capital recovery plan to increase the bank’s capital ratios; the bank’s capital recovery plan shall be approved by such bank’s board of directors before it is submitted to the CNBV;

(iii) suspending any payment of dividends to its shareholders, as well as any mechanism or act for the making of any distributions or the granting of any economic benefits to shareholders;

(iv) suspending any share repurchase programs;

(v) deferring or canceling payment of interest and deferring or canceling the payment of principal on outstanding subordinated debt, as the case may be, or, if applicable, exchanging outstanding convertible subordinated debt into shares of the bank in the amount necessary to cover the capital deficiency if ordered by the CNBV; these corrective measures shall be applicable to subordinated debt considered part of the bank’s Tier 1 Capital (capital básico) or Tier 2 Capital (capital complementario); in the event that the bank issues subordinated debt, the bank is obligated to include in the documentation evidencing such debt, in the applicable indenture and in the applicable offering document, that such deferral or cancellation of payment of principal or deferral and cancellation of payments of interest, as the case may be, shall apply upon the occurrence of certain events as provided in the general rules applicable to Mexican banks and that the implementation of such measures shall not be considered a default under the relevant debt documentation;

(vi) suspending payment of any extraordinary benefits and bonuses that are not a component of the ordinary salary of the chief executive officer or any officer within the next two levels of seniority, and suspending the granting of new benefits to the chief executive officer and the officers mentioned above until the bank complies with the minimum capital ratios set forth under the Mexican Capitalization Requirements;

(vii) abstaining from increasing outstanding amounts of any loans granted to any person who is a related party of the bank pursuant to Article 73 and related provisions of the Mexican Banking Law; and

(viii) any other corrective measures that, in each case, are provided by the general rules applicable to Mexican banks.

(c) Article 122 of the Mexican Banking Law further provides that

(i) If a Mexican bank complies with the minimum capital ratios required pursuant to the Mexican Capitalization Requirements but any of its capital ratios is below the capital ratios required to be satisfied for a bank not to be subject to any corrective measures, such bank must implement certain corrective measures ordered by the CNBV, including, among others, (A) informing the bank’s board of directors of its classification, based on the capital ratios thereof and submitting a detailed report containing an evaluation of the bank’s overall financial status and its level of compliance with applicable regulations, including the principal regulatory ratios, that reflect the bank’s degree of stability and solvency (together with any determinations or indications made by any of the CNBV or Banco de México) and providing written notice to the chief executive officer and the chairman of the board of directors of the bank’s holding company (sociedad controladora del grupo financiero), which, with regard to the Bank, is the Company, with respect to such events and the status thereof; (B) abstaining from entering into any transaction that may decrease the bank’s capital ratios below the Mexican Capitalization Requirements; and (C) any other corrective measures ordered by the CNBV.

(ii) Regardless of the capitalization level, the CNBV may order the implementation of additional special corrective measures applicable to Mexican banks, including, among others, (1) requiring compliance with additional corrective measures that the bank will be required to carry out to avoid a decrease of its capital ratios; (2) special audits to be performed by special auditors in connection with specific matters; (3) abstaining from increasing the salaries and benefits of all officers and employees of the bank, except for any change in salary previously agreed on and subject to the officers’ and employees’ labor rights; (4) removing officers, directors, statutory auditors or external auditors or appointing any persons to such positions; or (5) any other measures ordered by the CNBV, based on its inspection and supervision authorities or sound banking practices.

(iii) If a Mexican bank does not comply with any Capital Supplement requirements pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements, the CNBV may order the bank to suspend any payment of dividends or other distributions to its shareholders.

(iv) Corrective measures will not be applicable to Mexican banks with a capital ratio equal to or greater than the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements.

(d) The Mexican Banking Law and the general rules applicable to Mexican banks classify Mexican banks in categories from I through V based on their capital ratios for Total Net Capital (capital neto), Tier 1 Capital (capital básico) and Fundamental Capital (capital fundamental); corrective measures are imposed based on such classification, starting at the time a bank is included in the category Class II.

(e) Article 122 of the Mexican Banking Law specifies that if a bank does not satisfy the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements, the bank must implement the corrective measures ordered by the CNBV. Currently, the minimum capital ratios required to be classified as Class I are (i) 10.5% in the case of the Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico) and (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus, in each case, any applicable Capital Supplement.

(f) Further, according to the general rules applicable to Mexican banks in effect on the date hereof, a Mexican bank is classified as Class II, III, IV or V, if any of its capital ratios is below certain minimum capital ratios, which as of the date of this Contingent Convertible Securities Indenture are, (i) 10.5% in the case of Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico), or (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus, in each case, any applicable Capital Supplement thereof required under the Mexican Capitalization Requirements.

(g) The general rules applicable to Mexican banks further provide that corrective measures applicable to Mexican banks classified as Class II, III, IV or V include, among others, requiring a bank to suspend or cancel payment of interest and defer or cancel payment of any principal on outstanding subordinated debt or exchange outstanding convertible subordinated debt into shares of the bank in the amount necessary to cover the capital deficiency; in the event that a bank issues subordinated debt, a bank must include in the relevant debt documentation, in the applicable indenture and in the applicable offering document, that such suspension or cancellation of payment of interest and deferral or cancellation of payment of principal shall apply to subordinated debt in the event that a bank is classified as Class II, III, IV or V and that the implementation of such measures shall not be considered a default under the relevant debt documentation.

(h) Mexican banks that are determined by the CNBV to be D-SIBs, in light of the impact that their default may cause to the Mexican financial system, the Mexican payment system or the Mexican economy, are required by the CNBV to implement an additional Systemically Important Bank Capital Supplement. The CNBV also has the authority to require a Countercyclical Capital Supplement on any and all Mexican banks, designed to cover adverse economic cycles, in the event that the aggregate financing received by the Mexican private sector grows at a higher level as compared to the level of growth of the Mexican economy.

Section 3.15. Restrictions Applicable to the Bank and to Other Mexican Financial Institutions. Unless otherwise permitted by applicable Mexican law, the Contingent Convertible Securities (i) may not constitute collateral granted in favor of Mexican credit institutions (instituciones de crédito), including the Bank, and (ii) may not be directly or indirectly acquired by the Bank for its own account or by any person controlled by the Bank, or by any of the following entities

(a) Mexican financial entities (entidades financieras) of any kind that acquire the Contingent Convertible Securities for their own accounts, except for (i) investment companies that invest in debt and variable yield instruments (fondos de inversión en instrumentos de deuda y de renta variable), (ii) securities brokers (casas de bolsa) that acquire the Contingent Convertible Securities for placement with investors and (iii) insurance companies (instituciones y sociedades mutualistas de seguros) and bonding companies (instituciones de fianzas) to the extent they acquire the Contingent Convertible Securities to invest their technical reserves; provided, however, that the exceptions referred to in (i), (ii) and (iii) of this paragraph shall not apply to (x) investment companies in which the Bank or any other entity that forms part of the Bank’s financial group (grupo financiero) holds, directly or indirectly, the majority of its fixed capital and (y) financial entities that form part of the Bank’s financial group (grupo financiero), of which the Company is the holding company (sociedad controladora del grupo financiero);

(b) Mexican or non-Mexican entities with respect to which the Bank (i) owns voting stock representing at least 51% of their outstanding paid-in capital, (ii) has control of the shareholders’ meetings of such entity, as such term is defined in the Mexican Securities Market Law, or (iii) is in a position to appoint the majority of the members of such entity’s board of directors;

(c) Mexican pension or retirement funds if managed by the Bank or another entity that forms part of the Bank’s financial group (grupo financiero), of which the Company is the holding company (sociedad controladora del grupo financiero); an

(d) the Bank or another entity that forms part of its financial group (grupo financiero), of which the Company is the holding company (sociedad controladora del grupo financiero), acting in its capacity of trustee, representative, agent or attorney-in-fact if, by acting in such capacity, it has discretionary investment authority; provided, however, that any Mexican financial entity or Mexican pension or retirement fund that is not otherwise prevented from investing in the Contingent Convertible Securities may acquire, together with any other such entity that is an affiliate or that forms part of the same financial group on a collective basis, up to 10% of the aggregate principal amount of the outstanding Contingent Convertible Securities.

Article 4
Satisfaction and Discharge

Section 4.01. Satisfaction and Discharge of Contingent Convertible Securities Indenture. This Contingent Convertible Securities Indenture shall upon Company Request cease to be of further effect with respect to Contingent Convertible Securities of the series (except as to any surviving rights of registration of transfer or exchange of Contingent Convertible Securities of such series herein expressly provided for), and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Contingent Convertible Securities Indenture with respect to the Contingent Convertible Securities of such series when

(a) either

(i) all Contingent Convertible Securities of such series theretofore authenticated and delivered (other than (A) Contingent Convertible Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 and (B) Contingent Convertible Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

(ii) all such Contingent Convertible Securities not theretofore delivered to the Trustee for cancellation

(A) have become due and payable or will become due and payable at their Stated Maturity, if any, within one year, or

(B) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and (1) the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Contingent Convertible Securities denominated in Dollars) or Foreign Government Securities (with respect to Contingent Convertible Securities denominated in the same Foreign Currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay, satisfy and discharge all claims with respect to such Contingent Convertible Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal and accrued interest, if any, to the date of such deposit (in the case of Contingent Convertible Securities which have become due and payable) or to the Redemption Date; and (2) no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event shall have occurred and be continuing;

(b) the Company has paid or caused to be paid all other sums payable hereunder (including any accrued but unpaid interest) by the Company with respect to the Contingent Convertible Securities of such series and no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Contingent Convertible Securities Indenture with respect to the Contingent Convertible Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Contingent Convertible Securities Indenture, the obligations of the Company to the Trustee under Section 6.05, the obligations of the Company to any Authenticating Agent under Section 6.15 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to Section 4.01(a)(ii), the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge, including any termination under bankruptcy law.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Contingent Convertible Securities of such series, and this Contingent Convertible Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.03. Repayment to Company. The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to the series of Contingent Convertible Securities.

Article 5
Remedies

Section 5.01. Enforcement Events. “Enforcement Event”, wherever used herein with respect to Contingent Convertible Securities of the series, means any Enforcement Event or such other remedies identified as Enforcement Events for purposes of this Article 5 provided with respect to Contingent Convertible Securities of the series pursuant to Section 3.01.

Section 5.02. Collection of Indebtedness and Suits for Enforcement by Trustee. No recourse for the payment of the principal of or interest, if any, on any Contingent Convertible Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Contingent Convertible Securities Indenture, or in any Contingent Convertible Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that, to the extent lawful, all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Contingent Convertible Securities Indenture and the issue of the Contingent Convertible Securities.

Section 5.03. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, administration, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other similar judicial proceeding relative to the Company or any other obligor upon the Contingent Convertible Securities of the series or to the property of the Company or such obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Contingent Convertible Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, and subject as aforesaid, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Contingent Convertible Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 7 and Section 8.03, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Contingent Convertible Security any plan of reorganization, arrangement, adjustment or composition affecting any Contingent Convertible Securities or the rights of any Holder of any Contingent Convertible Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding.

The provisions of this Section 5.03 with respect to amounts owed on the Contingent Convertible Securities are subject to the provisions of Article 11.

Section 5.04. Trustee May Enforce Claims without Possession of Contingent Convertible Securities. All rights of action and claims under this Contingent Convertible Securities Indenture or the Contingent Convertible Securities may be prosecuted and enforced by the Trustee without the possession of any of the Contingent Convertible Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 11) be for the ratable benefit of the Holders of the Contingent Convertible Securities in respect of which such judgment has been recovered.

Section 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article or, after an Enforcement Event, any money or other property distributable in respect of the Company’s obligations under this Contingent Convertible Securities Indenture, in respect of the series of Contingent Convertible Securities shall, subject to the provisions of Section 5.02 in relation to waiver and set-off and Article 11 in relation to subordination insofar as they apply to the claims of the Holders, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any, upon presentation of such Contingent Convertible Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Contingent Convertible Securities in respect of which or for the benefit of which such money has been collected and is due and owing to the Trustee (including any predecessor Trustee) under Section 6.07;

SECOND: Subject to Section 11.01, to the payment of the amounts then due and unpaid for principal of and interest, if any, on such series of Contingent Convertible Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Contingent Convertible Securities for principal and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

Section 5.06. Limitation on Suits. Except as otherwise provided by Section 3.01 in respect of the series of Contingent Convertible Securities, no Holder of any Contingent Convertible Security of the series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Contingent Convertible Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Enforcement Event with respect to Contingent Convertible Securities of the same series specifying such Enforcement Event and stating that such notice is a “Notice of Enforcement Event” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Contingent Convertible Securities of such series shall have made written request to the Trustee to institute proceedings in accordance with Section 5.02 to 5.04 hereof in respect of such Enforcement Event in its own name, as Trustee hereunder;

(c) such Holder of a Contingent Convertible Security has offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute proceedings with the provisions of this Contingent Convertible Securities Indenture and any supplemental indenture; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Contingent Convertible Securities of such series, it being understood and intended that no one or more Holders of Contingent Convertible Securities of the series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Contingent Convertible Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Contingent Convertible Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Contingent Convertible Securities of such series.

Section 5.07. Unconditional Right of Holders to Receive Principal and Interest, if any. Subject to Article 11 in relation to subordination and except as otherwise provided by any supplemental indenture with respect to the series of Contingent Convertible Securities, notwithstanding any other provision in this Contingent Convertible Securities Indenture, the Holder of any Contingent Convertible Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Contingent Convertible Security when due and payable as expressed in such Contingent Convertible Security (including upon an Enforcement Event, if any, or on any Stated Maturity or Redemption Date, as the case may be), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder of any Contingent Convertible Security has instituted any proceeding to enforce any right or remedy under this Contingent Convertible Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Contingent Convertible Securities shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of Contingent Convertible Securities shall continue as though no such proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Securities in the last paragraph of Section 3.06 and without prejudice to Section 5.02, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Contingent Convertible Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Contingent Convertible Security to exercise any right or remedy accruing upon any Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Enforcement Event or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Contingent Convertible Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Contingent Convertible Securities, as the case may be.

Section 5.11. Control by Holders. Except as otherwise specified pursuant to Section 3.01 in respect of the series of Contingent Convertible Securities, the Holders of a majority in aggregate principal amount of the Outstanding Contingent Convertible Securities of the series shall have the right to direct the time, method and place of conducting any proceeding in name of or on behalf of the Trustee for any remedy available to the

Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder with respect to the Contingent Convertible Securities of such series; provided that such direction is in writing and the Trustee has been offered indemnity and/or security satisfactory to it in its sole discretion and

(a) such direction shall not be in conflict with any rule of law or with this Contingent Convertible Securities Indenture or any supplemental indenture hereto;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Contingent Convertible Securities of the series not taking part in such direction with respect to which the Trustee is acting as the Trustee; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 5.12. Undertaking for Costs. All parties to this Contingent Convertible Securities Indenture agree, and each Holder of any Contingent Convertible Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Contingent Convertible Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Contingent Convertible Securities of the series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Contingent Convertible Security on or after any respective Stated Maturities expressed in such Contingent Convertible Security (or, in the case of redemption, on or after the Redemption Date).

Article 6
The Trustee

Section 6.01. Duties of Trustee.

(a) (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Contingent Convertible Securities Indenture, and no implied covenants or obligations shall be read into this Contingent Convertible Securities Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Contingent Convertible Securities Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Contingent Convertible Securities Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(i) this paragraph (b) does not limit the effect of paragraph (a) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(c) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(d) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) No provision of this Contingent Convertible Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f) Unless otherwise provided herein, every provision of this Contingent Convertible Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

(g) Unless otherwise specifically provided in this Contingent Convertible Securities Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Executive Officer.

(h) If an Enforcement Event has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Contingent Convertible Securities Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(i) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

Section 6.02. Rights of Trustee. Subject to Section 6.01,

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or an Opinion of Counsel.

(c) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or any Opinion of Counsel with respect to legal matters relating to this Contingent Convertible Securities Indenture and the Contingent Convertible Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) If the Trustee shall so determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and upon reasonable notice.

(g) The Trustee shall not be deemed to have actual or constructive knowledge or notice of a default or Enforcement Event unless written notice of any event which is in fact such an Enforcement Event is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Contingent Convertible Securities and this Contingent Convertible Securities Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Transfer Agent, Registrar and Paying Agent, and to each agent, custodian and other Person employed to act hereunder.

(i) Subject to Section 6.01, in no event shall the Trustee be responsible or liable under or in connection with this Contingent Convertible Securities Indenture for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and titles and direct dial telephone numbers of officers authorized at such time to take specified actions pursuant to this Contingent Convertible Securities Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the reasonable expense of the Company.

(l) The Trustee may execute its powers or perform any of its duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(m) Each of the Company and each Holder by purchasing its Contingent Convertible Security agrees to provide upon a request from the Trustee any information that is reasonably available to it and is necessary to determine whether any tax or withholding obligations apply; provided that no Holder shall be required to provide any materially more onerous information than would be required to be provided had such Holder been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY, except to the extent required under applicable law or regulation or a double taxation treaty to which Mexico or any other jurisdiction through which payments are made or any authority or agency therein having power to tax is a party and which is in effect, so that the Company may determine the appropriate rate for tax withholding. The Trustee shall be entitled to withhold from any payment if required by law to do so to comply with such obligations and shall have no liability in connection therewith.

(n) the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Contingent Convertible Securities Indenture.

Section 6.03. Trustee’s Disclaimer.

(a) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within its rights or powers conferred upon it. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Contingent Convertible Securities Indenture or the Contingent Convertible Securities, it shall not be accountable for the Company’s use of the proceeds from the issuance of the series of Contingent Convertible Securities, and it shall not be responsible for any statement of the Company in this Contingent Convertible Securities Indenture or in any document issued in connection with the sale of the series of Contingent Convertible Securities or in the Contingent Convertible Securities other than the Trustee’s certificate of authentication.

Section 6.04. Notice of Enforcement Events. If an Enforcement Event occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Enforcement Event within 90 days after the occurrence thereof.

Section 6.05. May Hold Contingent Convertible Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Contingent Convertible Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Contingent Convertible Securities and, subject to Section 6.10 and Section 6.15, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Contingent Convertible Security Registrar, Calculation Agent or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Contingent Convertible Securities Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and duly documented or invoiced out-of-pocket fees and expenses incurred or made by it arising out of or in connection with its duties hereunder, including, without limitation, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable and duly documented costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable and duly documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b) The Company shall indemnify the Trustee and its officers, agents, directors and employees against any and all loss, liability, damages, claims or expenses, including taxes, other than taxes based upon, measured by or determined by the income of the Trustee, (including reasonable and duly documented attorneys’ fees and expenses) incurred by them without negligence or willful misconduct on their part in connection with the acceptance and administration of this trust and the performance of their duties hereunder, including the costs and expenses of enforcing this Contingent Convertible Securities Indenture (including this Section 6.07 and the costs and expenses of defending themselves against any claims (whether asserted by any Holder, the Company or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence or willful misconduct as determined by a competent U.S. or New York State court of competent jurisdiction in a final, non-appealable judgment.

(c) To secure the Company’s payment obligations in thisSection 6.07, the Trustee shall have a lien prior to the Holders of the Contingent Convertible Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Contingent Convertible Securities. The Trustee’s right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other liability or indebtedness of the Company, and the Company’s obligations under this Section 6.07 to the Trustee shall survive an Enforcement Event and conversion of Contingent Convertible Securities into Ordinary Shares.

(d) The Company’s obligations pursuant to this Section 6.07 shall survive an Enforcement Event, the payment of the Contingent Convertible Securities, the discharge of this Contingent Convertible Securities Indenture, the resignation or removal of the Trustee and/or the termination for any reason of this Contingent Convertible Securities Indenture. When the Trustee incurs expenses after the occurrence of a Liquidation Event, the expenses are intended to constitute expenses of administration under any Liquidation Event; provided, however, that this shall not affect the Trustee’s rights as set forth in thisSection 6.07.

(e) If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defences, which are different from the Company’s, in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Company and any and all fees, costs and expenses of such separate legal representation of the Trustee will be paid by the Company.

(f) As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Contingent Convertible Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest, if any, on the Contingent Convertible Securities.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Contingent Convertible Securities Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the series which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Contingent Convertible Securities may remove the Trustee if an Enforcement Event has occurred and is continuing by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. If the instrument of acceptance by a successor Trustee required by this Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Securities of such series.

(b) The Company shall remove the Trustee if

(i) the Trustee fails to comply with Section 6.12;

(ii) the Trustee is adjudged bankrupt, insolvent or in a similar status under applicable law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting for any reason.

(c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Contingent Convertible Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by such successor Trustee in accordance with the provisions of this Contingent Convertible Securities Indenture.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Contingent Convertible Securities Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

(e) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Contingent Convertible Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 6.12, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 6.10, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 6.11. Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to another Person or banking association, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Contingent Convertible Securities Indenture, any of the Contingent Convertible Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Contingent Convertible Securities so authenticated; and in case at that time any of the Contingent Convertible Securities shall not have been authenticated, any successor to the Trustee may authenticate such Contingent Convertible Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force as if such predecessor trustee had authenticated and delivered such Contingent Convertible Securities.

Section 6.12. Eligibility; Disqualification. The Trustee shall at all times satisfy any applicable requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least U.S.$50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with any applicable requirements of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA, if applicable, any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA, to the extent applicable, are met.

Section 6.13. Preferential Collection of Claims against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

Section 6.14. Appointment of Co-Trustee.

(a) The Trustee may, subject to the prior written approval of the Company (such approval not to be unreasonably withheld) and unless there exists no Enforcement Event, appoint an individual or institution as a separate trustee or co-trustee in the event that the Trustee (i) initiates litigation against the Company under this Contingent Convertible Securities Indenture pursuant to a Liquidation Event and (ii) reasonably believes that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith. The following provisions of this Section 6.14 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate trustee or co-trustee, all powers, rights and remedies contained in this Contingent Convertible Securities Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate trustee or co-trustee, but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Company be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on reasonable request, be executed, acknowledged and delivered by the Company; provided that if a Liquidation Event shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate trustee or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Contingent Convertible Securities Indenture and the conditions of this Article 6.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Contingent Convertible Securities Indenture on its behalf and in its name.

Section 6.15. Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to the series of Contingent Convertible Securities that shall be authorized to act on behalf of the Trustee to authenticate Contingent Convertible Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Contingent Convertible Securities, and Contingent Convertible Securities so authenticated shall be entitled to the benefits of this Contingent Convertible Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Contingent Convertible Securities Indenture to the authentication and delivery of Contingent Convertible Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 6.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice to the Holders of Contingent Convertible Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.15.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.15.

If an appointment with respect to the series is made pursuant to this Section, the Contingent Convertible Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Contingent Convertible Securities referred to in the within-mentioned Contingent Convertible Securities Indenture.

THE BANK OF NEW YORK MELLON as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Article 7
Holders Lists and Reports by Trustee and Company

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to the series of Contingent Convertible Securities, shall furnish or cause to be furnished to the Trustee

(a) quarterly, not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Contingent Convertible Securities and Contingent Convertible Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Contingent Convertible Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of Contingent Convertible Securities so long as the Trustee acts as Contingent Convertible Security Registrar with respect to such series of Contingent Convertible Securities.

Section 7.02. Preservation of Information; Communication to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Contingent Convertible Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Contingent Convertible Securities of the series to communicate with other Holders with respect to their rights under this Contingent Convertible Securities Indenture or under the Contingent Convertible Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Contingent Convertible Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 following the date hereof, so long as any Contingent Convertible Securities are Outstanding hereunder, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit to Holders, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such June 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding June 15 and the date of this Contingent Convertible Securities Indenture.

(b) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Contingent Convertible Securities are listed, with the Commission and with the Company. The Company shall notify the Trustee when Contingent Convertible Securities are listed on any securities exchange.

(d) If not otherwise available on the Company’s website, the Company shall furnish the Trustee with interim and annual reports, and upon receipt thereof, and at the direction of the Company, the Trustee shall mail such reports to all record holders of Contingent Convertible Securities. In addition, the Company shall furnish the Trustee with all notices of meetings at which holders of Contingent Convertible Securities of the series are entitled to vote, and all other reports and communications that are made generally available to holders of Contingent Convertible Securities. The Trustee shall, at the Company’s expense, make such notices, reports and communications available for inspection by holders of Contingent Convertible Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which holders of Contingent Convertible Securities of the series are entitled to vote, at the direction of the Company, shall mail to all such record holders of Contingent Convertible Securities, at the Company’s expense, a notice containing a summary of the information set forth in such notice of meeting.

Section 7.04. Reports by Company. The Company shall

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Contingent Convertible Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Article 8
Supplemental Indentures

Section 8.01. Banco de México Authorization. No modification shall be effected to this Contingent Convertible Securities Indenture or any supplemental indenture hereto or in relation to the Contingent Convertible Securities issued hereunder, unless the Company has received prior authorization from Banco de México. The Trustee is entitled to request and rely on an Officer’s Certificate as to the satisfaction of this condition precedent to any modification without further enquiry.

Section 8.02. Supplemental Indenture without Consent of Holders. Subject to Section 8.01, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Contingent Convertible Securities;

(b) to add to the covenants of the Company for the benefit of the Holders of the series of Contingent Convertible Securities or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Enforcement Events;

(d) to add to, change or eliminate any of the provisions of this Contingent Convertible Securities Indenture, or any supplemental indenture; provided that any such change or elimination shall become effective only when there is no Contingent Convertible Security Outstanding of the series created prior to the execution of such supplemental indenture effecting such change or elimination that is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

(e) to establish the form or terms of Contingent Convertible Securities of the series as permitted by Sections 2.01 or 3.01;

(f) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained;

(g) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(h) to vary, substitute or change specified terms of the series of Contingent Convertible Securities subject to the conditions set forth under Section 3.01; provided that such action shall not adversely affect the interests of the Holders of Contingent Convertible Securities of the series in any material respect;

(i) to make any other provisions with respect to matters or questions arising under this Contingent Convertible Securities Indenture; provided that such action shall not adversely affect the interests of the Holders of Contingent Convertible Securities of the series in any material respect;

(j) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee with respect to the Contingent Convertible Securities of the series and to add to or change any of the provisions of this Contingent Convertible Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(k) to change or eliminate any provision of this Contingent Convertible Securities Indenture as permitted by Section 1.07; or

(l) with respect to any Contingent Convertible Security (including a Global Security) issued on or after the date hereof, to amend any such Contingent Convertible Security to conform to the description of the terms of such Contingent Convertible Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Contingent Convertible Security.

Section 8.03. Supplemental Indentures with Consent of Holders. Subject to Section 8.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Contingent Convertible Securities of the series affected by such supplemental Contingent Convertible Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Contingent Convertible Securities Indenture or of modifying in any manner the rights of the Holders of Contingent Convertible Securities of such series under this Contingent Convertible Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of 100% of the Holders of the Outstanding Contingent Convertible Securities affected thereby and the approval of 75% of the members of the Board of Directors,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Contingent Convertible Security, change the terms of any Contingent Convertible Security to include a Stated Maturity or reduce the principal amount thereof or reduce the rate of interest, if any, thereon, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof, if any, or change the obligation of the Company (or its successors) to pay additional interest, if any (except as permitted by Section 8.02(a) or as contemplated by any provision relating to consolidation, merger, sale or transfer of assets in any supplemental indenture) or change the currency of payment of the principal amount of, or interest on, any such Contingent Convertible Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the Redemption Date), or modify any other payment provision of any Contingent Convertible Security;

(b) reduce the percentage in aggregate principal amount of the Outstanding Contingent Convertible Securities of the series that is required for the consent of the Holders in order to modify or amend this Contingent Convertible Securities Indenture or any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Contingent Convertible Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Contingent Convertible Securities Indenture;

(c) modify any of the provisions of this Section except to increase any such percentage or to provide that certain other provisions of this Contingent Convertible Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Contingent Convertible Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.10 and 8.02(k);

(d) change the governing law of any Contingent Convertible Security; or

(e) change in any manner adverse to the interests of the Holders of any Contingent Convertible Securities, the subordination provisions of the Contingent Convertible Securities, or the provisions relating to consolidation, merger, conveyance or transfer of the Company and/or substantially all of its property, or the provisions dealing with bankruptcy or liquidation of the Company, or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Contingent Convertible Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.04. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Contingent Convertible Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Contingent Convertible Securities Indenture and constitutes a legal, valid, binding and enforceable obligation of the Company subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Contingent Convertible Securities Indenture or otherwise.

Section 8.05. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Contingent Convertible Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Contingent Convertible Securities Indenture for all purposes; and every Holder of Contingent Convertible Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 8.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 8.07. Reference in Contingent Convertible Securities to Supplemental Indentures. Contingent Convertible Securities of the series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Contingent Convertible Securities of the series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Contingent Convertible Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Contingent Convertible Securities of such series.

Section 8.08. Notification of Modification or Supplemental Indenture. No such modification shall be effected in relation to the series of Contingent Convertible Securities pursuant to this Article or Section 3.13 herein, unless the Company has received prior authorization from Banco de México. The Trustee is entitled to request and rely on an Officer’s Certificate as to the satisfaction of this condition precedent to any modification without further enquiry.

Article 9
Covenants

Section 9.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of the series of Contingent Convertible Securities that it shall (subject to any subordination provisions applicable to the Contingent Convertible Securities of that series pursuant to Section 11.01 and Section 3.01 hereof) duly and punctually pay the principal of and interest, if any, on, the Contingent Convertible Securities of that series in accordance with the terms of the Contingent Convertible Securities and this Contingent Convertible Securities Indenture.

Section 9.02. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for the series of Contingent Convertible Securities an office or agency where Contingent Convertible Securities of that series may be presented or surrendered for payment, where Contingent Convertible Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Contingent Convertible Securities of that series and this Contingent Convertible Securities Indenture may be served; provided, however, that at the option of the Company in the case of Contingent Convertible Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Contingent Convertible Security Register. With respect to the Contingent Convertible Securities of the series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Contingent Convertible Securities of the series and this Contingent Convertible Securities Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Contingent Convertible Securities of the series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Contingent Convertible Securities of the series for such purposes.

The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03. Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Contingent Convertible Securities of the series, it shall, on or before each due date for payment of the principal of or interest, if any, on any of the Contingent Convertible Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for the series of Contingent Convertible Securities, it shall, prior to each due date for payment of the principal of or interest, if any, on any Contingent Convertible Securities of that series deposit with a Paying Agent a sum sufficient to pay the principal or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Company’s Paying Agent. The Company shall cause each Paying Agent for the series of Contingent Convertible Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall

(a) hold all sums held by it for the payment of the principal of or interest, if any, on Contingent Convertible Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default or Enforcement Event by the Company (or any other obligor upon the Contingent Convertible Securities of that series) in the making of any payment, when due and payable, of principal of or interest, if any, on Contingent Convertible Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Contingent Convertible Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

If any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest, if any, on any Contingent Convertible Security of the series remains unclaimed for two years after such principal or interest, if any, have become due and payable, the Trustee or such Paying Agent shall, upon written request by the Company, return the money to the Company, subject to the applicable unclaimed property law. The Holder of such Contingent Convertible Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such unclaimed money, unless an applicable unclaimed property law designates another Person, shall thereupon cease.

Section 9.04. Corporate Existence. Subject to any consolidation, merger, sale or transfer of assets, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 9.05. Maintenance of Approvals. The Company shall use its reasonable best efforts to maintain in full force and effect all approvals, consents or licenses of any governmental authority which are necessary under the laws of Mexico or any other jurisdiction having jurisdiction over the Company or the Company’s business, assets or property and are necessary in connection with the performance of the Company’s obligations under this Contingent Convertible Securities Indenture and any Contingent Convertible Securities issued hereunder. The Company will submit this Contingent Convertible Securities Indenture and any supplemental indenture to the CNBV for execution by the CNBV as evidence of the transaction contemplated herein as set forth under Article 30 of the Mexican Financial Groups Law and Article 64 of the Mexican Banking Law. The Company shall deliver to Banco de México all documents required in order to receive the authorization of Banco de México for the issuance of the series of Contingent Convertible Securities within the term set forth therein. The Company will deliver to the CNBV any notice and all other documents required by Article 7 of the Mexican Securities Market Law and the regulations thereunder.

Section 9.06. Statement as to Compliance. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year commencing in 2016 a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 9.07. Original Issue Document. The Company shall provide to the Trustee on a timely basis such information, if any, as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Contingent Convertible Securities relating to any original issue discount for U.S. federal income tax purposes.

Article 10
Redemption of Contingent Convertible Securities

Section 10.01. Applicability of Article. Contingent Convertible Securities of the series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 in respect of the series of Contingent Convertible Securities) in accordance with this Article 10. Contingent Convertible Securities of the series may not be redeemed except in accordance with provisions of applicable law and applicable provisions of the Mexican Capitalization Requirements.

Section 10.02. Election to Redeem; Notice to Trustee. The Company shall evidence its election to redeem the series of Contingent Convertible Securities (in whole or in part, as the case may be) by a Board Resolution delivered at the time notice of redemption is given to the Holders. If the Company elects to have the Trustee give any notice of redemption in respect of the series of Contingent Convertible Securities, then the Company shall deliver to the Trustee, not less than forty (40) days or more than sixty (60) days prior to the Redemption Date (unless the Trustee agrees to a shorter period in writing), a notice requesting that the Trustee select the Contingent Convertible Securities of such series to be redeemed and/or give notice of redemption and setting forth the information required by Section 10.05. If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

Section 10.03. Accrual of Interest. On and after any applicable Redemption Date, interest, if any, on the series of Contingent Convertible Securities or any portion of the Contingent Convertible Securities called for redemption will cease to accrue (unless payment and performance of all amounts and obligations due by the Company are not properly made, in which event interest, if any, will continue to accrue on the Contingent Convertible Securities until such payment and performance has been properly and duly made). At least one (1) Business Day prior to the applicable Redemption Date, by 11:00 a.m. New York City time, the Company shall deposit with the Trustee funds sufficient to pay the Redemption Price and accrued and unpaid interest (and not canceled), if any, to the applicable Redemption Date, on the Contingent Convertible Securities subject to redemption. If the applicable Redemption Date falls after a record date but on or prior to the corresponding Interest Payment Date, the Company shall pay accrued interest, if any, to the Holder of record on the corresponding record date, which may or may not be the person who will receive payment of the Redemption Price (which shall exclude such accrued interest).

Section 10.04. Selection by Trustee of Contingent Convertible Securities to Be Redeemed. Unless otherwise provided by Section 3.01 with respect to the series of Contingent Convertible Securities, if fewer than all of the Contingent Convertible Securities of the series are to be redeemed, the particular Contingent Convertible Securities to be redeemed that are not held through DTC shall be selected by the Trustee by lot, pro rata, or by such other method as the Trustee shall deem fair and appropriate; provided, however, that Global Securities to be redeemed that are held through DTC shall be selected by DTC, as applicable, in accordance with its procedures.

Section 10.05. Notice of Redemption. Unless otherwise provided by Section 3.01 with respect to the series of Contingent Convertible Securities, in the event that the Company elects to redeem the Contingent Convertible Securities pursuant to this Article and has received approval from Banco de México, the Company shall or shall cause the Trustee to mail notice of any such redemption, in the manner provided for in Section 1.06, not less than thirty (30) calendar days but not more than sixty (60) calendar days prior to the Redemption Date to each Holder. If the Company itself gives the notice, it shall also deliver a copy to the Trustee. All notices of a redemption shall state

(a) the Redemption Date;

(b) the Redemption Price;

(c) that on the Redemption Date, the Redemption Price and any accrued and unpaid (and not canceled) interest payable up to (but excluding) the Redemption Date as provided in Section 10.06(b) will become due and payable in respect of each Contingent Convertible Security to be redeemed, and, unless payment and performance of all amounts and obligations due by the Company are not properly made, that interest, if any, on each Contingent Convertible Security, or the portion of each Contingent Convertible Security, to be redeemed, will cease to accrue on and after the Redemption Date;

(d) the place or places where a Holder must surrender the Holder’s Contingent Convertible Securities for payment of the Redemption Price; and

(e) the CUSIP or ISIN number, if any, listed in the notice or printed on the Contingent Convertible Securities, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 10.06. Deposit of Redemption Price.

(a) Prior to 11:00 a.m. New York City time on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Contingent Convertible Securities that the Company is redeeming on that date.

(b) Interest payable on the Redemption Date shall be payable to the Holders on the relevant Regular Record Date.

(c) If notice of redemption shall have been given and funds deposited with the Trustee to pay the applicable Redemption Price for the Contingent Convertible Securities being redeemed, then upon the date of such deposit, all rights of the Holders of the Contingent Convertible Securities shall cease with respect to the portion of Contingent Convertible Securities being redeemed, except the right of the Holders of the Contingent Convertible Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Contingent Convertible Securities so redeemed shall cease to be Outstanding. In the event that any Redemption Date in respect of the Contingent Convertible Securities is not a Business Day, then the applicable Redemption Price payable on such date shall be paid on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on such Redemption Date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid by the Company, (i) interest due on the Contingent Convertible Securities being redeemed shall continue to accrue at the then applicable rate, from the Redemption Date originally established by the Company to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date shall be the Redemption Date for purposes of calculating the applicable Redemption Price.

Section 10.07. Contingent Convertible Securities Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article 10 and subject to any provisions in a supplemental indenture, the Contingent Convertible Securities, or the portions of Contingent Convertible Securities, if applicable, called for redemption, shall, on the Redemption Date, become due and payable at the Redemption Price specified in the notice (together with accrued and unpaid (and not canceled) interest, if any, to (but excluding) the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price and accrued interest), the Contingent Convertible Securities or the portions of Contingent Convertible Securities, if applicable, shall cease to bear interest. Upon surrender of any Contingent Convertible Securities for redemption in accordance with the notice, by 11:00 a.m. New York City time, to the extent funds are legally available, with respect to the Contingent Convertible Securities being redeemed and held by DTC or its nominee, the Trustee or the Paying Agent shall pay to DTC for further distribution to its participants the Redemption Price, together with accrued and unpaid (and not canceled) interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due in respect of an Interest Payment Date occurring on or prior to the Redemption Date). With respect to any Contingent Convertible Securities being redeemed and held in certificated form, the Trustee, to the extent funds are legally available, shall pay the Redemptin Price to the holders thereof upon surrender of their certificates evidencing the Contingent Convertible Securities. If the Company shall fail to pay any Contingent Convertible Securities called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Contingent Convertible Securities.

Section 10.08. Contingent Convertible Securities Redeemed in Part. Any Contingent Convertible Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Contingent Convertible Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Contingent Convertible Security without service charge, a new Contingent Convertible Security or Contingent Convertible Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Contingent Convertible Security so surrendered.

Article 11
Subordination of Contingent Convertible Securities

Section 11.01. Contingent Convertible Securities Subordinate to Certain Other Claims of Creditors of the Company.

(a) The Contingent Convertible Securities of the series shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The supplemental indenture with respect to the series of Contingent Convertible Securities shall provide that the payment of the principal of and interest, if any, on the series of Contingent Convertible Securities shall be subordinated to the extent and in the manner described in such supplemental indenture, to the claims of the holders of certain other present and future obligations of the Company.

(b) The provisions of this Article 11 shall apply only to rights or claims payable under Section 11.01(a) or to amounts payable pursuant thereto and under any Contingent Convertible Securities of the series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee under this Contingent Convertible Securities Indenture or otherwise, the first lien rights of the Trustee under Section 5.05 and 6.05 hereof, or the rights and remedies of the Trustee in respect thereof.

(c) The provisions of this Article 11 shall not be applicable to any amounts in respect of any of the Contingent Convertible Securities of the series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Company in trust in accordance with Article 4 of this Contingent Convertible Securities Indenture; provided, however, that at the time of such deposit or setting aside, and immediately thereafter, the foregoing provisions of this Section 11.01 are complied with.

Section 11.02. Provisions Solely to Define Relative Rights. The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Contingent Convertible Securities of the series on the one hand and the Senior Creditors on the other hand, as shall be defined in the supplemental indenture establishing the terms of the Contingent Convertible Securities of such series. Nothing contained in this Article or elsewhere in this Contingent Convertible Securities Indenture or in such Contingent Convertible Securities is intended to or shall (a) impair, as among the Company and the Holders of the Contingent Convertible Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of such claims the principal of and interest, if any, on such Contingent Convertible Securities as and when the same shall become due and payable in accordance with their terms and this Contingent Convertible Securities Indenture; or (b) affect the relative rights against the Company of the Holders of such Contingent Convertible Securities; or (c) subject to the terms of the Contingent Convertible Securities and this Contingent Convertible Securities Indenture, prevent the Trustee or the Holder of any Contingent Convertible Securities of the series from exercising all remedies otherwise permitted by applicable law upon default under this Contingent Convertible Securities Indenture, subject to the rights, if any, under this Article of the Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Trustee or such holder.

Section 11.03. Trustee to Effectuate Subordination. Each Holder of a Contingent Convertible Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Contingent Convertible Securities provided in this Article 11 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 11.04. No Waiver of Subordination Provisions. No right of any present or future Senior Creditors to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Senior Creditor or by any noncompliance by the Company with the terms, provisions and covenants of this Contingent Convertible Securities Indenture, regardless of any knowledge thereof that any such Senior Creditor may have or be otherwise charged with.

Section 11.05. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Contingent Convertible Securities of the series. Notwithstanding the provisions of this Article or any other provisions of this Contingent Convertible Securities Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of such Contingent Convertible Securities unless and until the Trustee shall have received written notice thereof from the Company or a Senior Creditor or from any trustee therefor or representative thereof; and before the receipt of any such written notice by an officer of the Trustee, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two (2) Business Days (or any other period of time as agreed between the Company and the Trustee) prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and interest, if any, on any Contingent Convertible Security) or (ii) U.S. dollars and/or U.S. Government Obligations are deposited in trust pursuant to Article 4, anything herein contained to the contrary notwithstanding, then the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within two (2) Business Days prior to such date.

The Trustee, subject to the provisions of Article 6, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a Senior Creditor or a trustee therefor or representative thereof, to establish that such notice has been given by a Senior Creditor, or a trustee or representative on behalf of any such Senior Creditor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Creditor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of claims held by such Person, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.06. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Contingent Convertible Securities of the series shall be entitled to rely upon (a) any order or decree entered by any court in Mexico (but not elsewhere) of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending or (b) a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.07. Trustee Not Fiduciary for Senior Creditors. With respect to the Senior Creditors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Contingent Convertible Securities Indenture, and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Contingent Convertible Securities Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Contingent Convertible Securities of the series or to the Company or to any other Person cash, property or securities to which any Senior Creditors shall be entitled by virtue of this Article or otherwise.

Section 11.08. Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors that may at any time be held by it, to the same extent as any other Senior Creditor, and nothing in this Contingent Convertible Securities Indenture or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.05 or Section 6.07.

Section 11.09. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.08 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Contingent Convertible Securities Indenture to be duly executed, all as of the day and year first above written.

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.

By:
Name:
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

En la Ciudad de México, a los     días del mes de diciembre de 2016, ante la Comisión Nacional Bancaria y de Valores, representada por su Director General Adjunto de Autorizaciones Bursátiles, el Licenciado León Ernesto Ubilla Suazo y su Director de Asuntos Jurídicos Bursátiles, el Licenciado Gerardo Martín Villarino Campa, con fundamento en el artículo 30 de la Ley para Regular las Agrupaciones Financieras, el artículo 64 de la Ley de Instituciones de Crédito, y en ejercicio de la facultad prevista en los artículos 4, fracción XXVI de la Ley de la Comisión Nacional Bancaria y de Valores, 12, 26, fracción III, 55 y 58 del Reglamento Interior de la Comisión Nacional Bancaria y de Valores, y 1, fracción V, y último párrafo y 5, fracción III del Acuerdo por el que se adscriben orgánicamente las unidades administrativas de la Comisión Nacional Bancaria y de Valores, comparecen en representación de Grupo Financiero Santander México, S.A.B. de C.V. (“Grupo Financiero Santander México”), los señores              y             en su carácter de apoderados, con el fin de hacer constar oportunamente ante la Comisión Nacional Bancaria y de Valores la emisión de los títulos denominados “Valores Convertibles Contingentes (Contingent Convertible Securities)”, en los términos de la presente acta de emisión (Indenture), suscrita el    día de diciembre de 2016, en la ciudad de Nueva York, Estados Unidos de América, entre Grupo Financiero Santander México y The Bank of New York Mellon, y que se rige conforme a las Leyes del Estado de Nueva York, Estados Unidos de América.

La presente constancia no exime de los demás actos, permisos o autorizaciones que conforme a la normatividad aplicable requiera de la Comisión Nacional Bancaria y de Valores, Grupo Financiero Santander México.

Grupo Financiero Santander México, S.A.B. de C.V.

Sr. Apoderado

Sr. Apoderado

OTORGADA ANTE LA
COMISIÓN NACIONAL BANCARIA Y DE VALORES

Lic. León Ernesto Ubilla Suazo Director General Adjunto de Autorizaciones Bursátiles	Lic. Gerardo Martín Villarino Campa Director de Asuntos Jurídicos Bursátiles